                                                                  EXHIBIT 10.28

                            WADDELL & REED FINANCIAL, INC.

                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                       PURPOSE


     The purpose of the Waddell & Reed Financial, Inc. Supplemental Executive Retirement Plan (the "PLAN") is to provide deferred compensation that otherwise would be paid currently to select employees of Waddell & Reed Financial, Inc., a Delaware corporation (the "COMPANY"), and any subsidiaries or affiliates of the Company that may adopt this Plan with the consent of the Board of Directors of the Company. This Plan is designed to constitute a nonqualified deferred compensation arrangement.


                                     ARTICLE I

                                DEFINITION OF TERMS

     Certain words and phrases are defined when first used in later paragraphs of this Plan. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, will have the following respective meanings:


     1.1 "AGGREGATE CONTRIBUTION AMOUNT" means the amount determined by the Compensation Committee to be allocated among Participants' Deferred Compensation Accounts for a Plan Year.


     1.2 "BASE PAY" means a Participant's base rate of compensation for a Plan Year as designated by the Compensation Committee.


     1.3  "CODE" means the Internal Revenue Code of 1986, as amended.


     1.4  "DEFERRED COMPENSATION ACCOUNT" is defined in Section 4.1.


     1.5  "EFFECTIVE DATE" means December 10, 1998.


     1.6 "EMPLOYEE" means a common-law employee of the Company or a Participating Employer.


     1.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.8 "401(k) PLAN" means the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, as such plan may be amended from time to time, or any similar plan in which a Participating Employer participates.


     1.9 "PARTICIPANT" means an Employee who has satisfied the requirements for eligibility under Article III and is participating in the Plan.


     1.10 "PARTICIPATING EMPLOYER" means a subsidiary or affiliate of the Company that adopts this Plan by a properly executed document evidencing such intent with the consent of the Board of Directors of the Company.


     1.11 "PLAN YEAR" means the period commencing January 1 and ending December 31.


     1.12 "TOTAL DISABILITY" means a Participant has satisfied the requirements to receive long-term disability benefits under the Company's (or his or her Participating Employer's) long-term disability insurance plan.


     1.13 "VALUATION DATE" means December 31 and such other or additional dates as provided herein or otherwise designated by the Administrator as Valuation Dates for the purpose of making valuation adjustments to the Deferred Compensation Accounts in accordance with Section 4.2.



                                     ARTICLE II

                                   ADMINISTRATION


     This Plan will be administered by the Company's Compensation Committee, which will be the "ADMINISTRATOR" of the Plan. The decision of a majority of the members of the Compensation Committee will control; provided, however, that a member will not be entitled to participate in discretionary decisions directly related to such person's own participation in the Plan.

     The Administrator will have full power and authority to adopt rules, regulations, and practices governing the administration of the Plan, to interpret and apply the provisions of this Plan in its sole discretion, to alter, amend, or revoke any rules and regulations so adopted, to enter into contracts on behalf of the Company with respect to the Plan, and to make discretionary decisions under the Plan, except where that authority is retained by the Company under this Plan. The Administrator will administer the Plan and render decisions in a uniform and consistent manner so that all Participants in similar circumstances are generally treated similarly. The Administrator's decision as to all aspects of Plan operations, including but not limited to, the eligibility of persons to participate in the Plan, the benefits payable under the

Plan, and the interpretation of the Plan, cannot be overturned unless it is arbitrary and capricious. The term "ARBITRARY AND CAPRICIOUS" will mean having no foundation.


                                    ARTICLE III

                                    ELIGIBILITY


     An Employee who has been designated by the Administrator as eligible for participation in the Plan, will be eligible for participation beginning in the Plan Year with respect to which the designation is made. A Participant will continue to participate in the Plan until he or she ceases to be a member of a select group of management or highly compensated employees, or until the Administrator in its sole discretion determines otherwise.


                                     ARTICLE IV

                           DEFERRED COMPENSATION ACCOUNTS


     4.1 ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNTS. At the time an Employee becomes a Participant in the Plan, the Company will establish a memorandum account (a "DEFERRED COMPENSATION ACCOUNT") for the Participant on its books.

     4.2  ADDITIONS TO DEFERRED COMPENSATION ACCOUNTS.

          (a) 401(k) PLAN BENEFIT RESTORATION -- For each Plan Year, the Administrator will credit the Deferred Compensation Account of each Participant with an amount equal to four percent (4%) of his or her Base Pay, less the amount of any employer matching contribution made or to be made on the Participant's behalf under the 401(k) Plan with respect to the Plan Year.


          (b) SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFIT -- For each Plan Year, the Compensation Committee will allocate the Aggregate Contribution Amount among the Deferred Compensation Accounts of Participants in proportion to their Base Pay for the Plan Year.


          (c) SPECIAL DEFERRAL ELECTION -- With prior approval of the Administrator, a Participant who receives a distribution from a nonqualified deferred compensation plan sponsored by Torchmark Corporation may make a one-time special deferral election to have an amount deferred from his future compensation from the Company (or his or her Participating Employer), such amount not to exceed the amount of any such distribution from a nonqualified deferred compensation plan sponsored by Torchmark Corporation. The amount of any such special deferral election will be credited to the Participant's Deferred Compensation Account.


          (d) VALUATION ADJUSTMENTS -- As of each Valuation Date, the Administrator will also credit (or charge) the Participant's Deferred Compensation Account with valuation adjustments determined in accordance with this Section 4.2(d). The valuation adjustment to be credited (or charged) to the Participant's Deferred Compensation Account as of any Valuation Date (the "CURRENT VALUATION DATE") will be an amount equal to the performance of certain hypothetical investments or investment vehicles since the last preceding Valuation Date (the "PRECEDING VALUATION DATE") as described below. The value of the Participant's Deferred Compensation Account as of the current Valuation Date will be determined as if the balance of the Deferred Compensation Account as of the preceding Valuation Date, together with any amounts subsequently credited to such Deferred Compensation Account, had been invested since the preceding Valuation Date or the date credited to the Deferred Compensation Account, as the case may be, in the investments or investment vehicles specified by the Administrator or its designee.


          For purposes of this Section 4.2(d), "PERFORMANCE" will include, but not be limited to, in the sole discretion of the Administrator, interest, expenses, and realized and unrealized gains and losses. The crediting (or charging) of amounts under this Section 4.2(d) will occur so long as there is a balance in the Participant's Deferred Compensation Account; provided, however, the crediting (or charging) of amounts under this Section 4.2(d) will cease at a reasonable time (as determined by the Administrator in its sole discretion) prior to the date a complete distribution of a Participant's benefit under this Plan is made.


     4.3  FORFEITURE.


          (a) All amounts credited to, and not withdrawn from, a Participant's Deferred Compensation Account will be nonforfeitable, except as provided below.


          (b) Notwithstanding any other provision of this Plan, a Participant's Deferred Compensation Account will be forfeited in its entirety if the Administrator determines that the Participant has engaged in any activity that is (1) illegal and involves fraud, dishonesty, or theft; or (2) intentionally detrimental to the Company, a Participating Employer, or any subsidiary or affiliate thereof.

                                     ARTICLE V

                              DISTRIBUTION OF BENEFITS


     5.1 DISTRIBUTION ON TERMINATION OF EMPLOYMENT. Unless otherwise elected pursuant to Section 5.4, amounts credited to, and not withdrawn from, a Participant's Deferred Compensation Account (less applicable tax and other withholdings) will be paid in a single lump sum payment, in cash or other property at the Administrator's election, within 90 days after the Participant's termination of employment with the Company or, if applicable, Participating Employer.

     5.2 DISTRIBUTION ON TOTAL DISABILITY. Unless otherwise elected pursuant to Section 5.4, amounts credited to, and not withdrawn from, a Participant's Deferred Compensation Account (less applicable tax and other withholdings) as of the date the Administrator determines that the Participant has sustained a Total Disability will be paid in a single lump sum payment, in cash or other property at the Administrator's election, within 90 days after such determination.

     5.3   DISTRIBUTION ON DEATH.  Unless otherwise elected pursuant to
Section 5.4, payment of the amounts credited to, and not withdrawn from, his or her Deferred Compensation Account (less applicable tax and other withholdings) as of the date of the Participant's death will be made in a single lump sum payment, in cash or other property at the Administrator's election, within 90 days after the Participant's death, to the Participant's designated beneficiary in accordance with the last such designation received by the Administrator, or if none, to the Participant's surviving spouse, or if there is no surviving spouse, to the personal representative of the Participant's estate.

     A Participant will have the right, at any time, to submit, on a form prescribed by the Administrator, a written designation of primary and secondary beneficiaries to whom payment under this Plan will be made in the event of his or her death prior to complete distribution of the benefits due and payable to the Participant under this Plan. Each beneficiary designation will become effective only when receipt thereof is acknowledged in writing by the Administrator.

     5.4 FORM OF BENEFIT DISTRIBUTION. A Participant or Beneficiary may elect the form and timing, subject to the Administrator's approval, of distribution of his or her benefits and may revoke that election (with or without a new election) at any time at least 30 days before his or her payments begin or are scheduled to begin, by notifying the Administrator in writing of his or her election.

     A Participant or Beneficiary may elect distributions of benefits in one of the following forms:

          (a) LUMP SUM -- a single payment of the entire balance in the Participant's Deferred Compensation Account, payable as of a date specified in the election, which date may not be later than the date the Participant attains (or would have attained) age 65.


          (b) INSTALLMENTS -- Period payments over a specified period of time, beginning as of a date specified in the election, which date may not be later than the date the Participant attains (or would have attained) age 65, and which time period may not extend beyond the life expectancy of the Participant or Beneficiary.


     5.5 INCAPACITY. In the event of the Participant's incapacity (as determined by the Administrator), payment pursuant to Sections 5.1 through 5.3, above, will be made to the Participant or to the legal guardian or conservator of the Participant or to an adult with whom the Participant maintains his or her residence, as the Administrator in its sole and absolute discretion will determine. Such a payment to a legal guardian, conservator, or adult will fully discharge the Administrator, the Company, each Participating Employer, and the Plan from further liability on account thereof.


                                     ARTICLE VI

                                 GENERAL PROVISIONS


     6.1 NON-TRANSFERABILITY OF INTERESTS. Notwithstanding any other provision of this Plan, all Deferred Compensation Accounts maintained by the Company will be general assets of the Company and will be subject to the claims of such Employer's general creditors.

     Except as provided in Section 6.2 below, benefits payable to Participants and their beneficiaries under this Plan may not in any manner be anticipated, assigned (either at law or in equity), alienated, sold, transferred, pledged, encumbered or subjected to attachment, garnishment, levy, execution, or other legal or equitable process by creditors of the Participant or the Participant's beneficiaries.

     6.2  DOMESTIC RELATIONS ORDERS

          (a) To the extent required under a final judgment, decree, or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (a "DOMESTIC RELATIONS ORDER"), any portion of a

     Participant's Deferred Compensation Account may be paid or set aside for payment to a spouse, former spouse, or child of the Participant. The Administrator shall establish written procedures for determining whether a Domestic Relations Order directed to the Program is a "PLAN-APPROVED DOMESTIC RELATIONS ORDER" in compliance with Code Section 414(p)(1)(A)(i) and such procedures.

          (b) Where necessary to carry out the terms of a Domestic Relations Order, a separate account shall be established with respect to the spouse, former spouse, or child. Any amount so set aside for a spouse, former spouse, or child shall be paid out in a lump sum at the earliest date that benefits may be paid to the Participant, unless the judgment, decree, or order directs a different form of payment. Nothing in this Section shall be construed to authorize any amount to be distributed under the Plan at a time or in a form that is not permitted under ERISA or the Code.

          (c) A Participant's right to receive benefits under the Plan will be reduced to the extent that any portion of a Participant's Deferred Compensation Account has been paid or set side for payment to a spouse, former spouse, or child pursuant to a Plan-Approved Domestic Relations Order or to the extent that the Company, a Participating Employer, or the Plan is otherwise subject to a binding judgment, decree, or order for the attachment, garnishment, or execution or any portion of the Participant's Deferred Compensation Account or of any distributions therefrom. The Participant shall be deemed to have released the Company, each Participating Employer, and the Program from any claim with respect to such amounts in any case in which -- (1) the Company, a Participating Employer, the Plan, or any Plan representative has been served with legal process or otherwise joined in a proceeding relating to such amounts, (2) the Participant has been notified of the pendency of such proceeding in the manner prescribed by the law of the jurisdiction in which the proceeding is pending for service of process or by mail from the Company, a Participating Employer, or a Plan representative to the Participant's last known mailing address, and (3) the Participant fails to obtain an order of the court in the proceeding relieving the Company, Participating Employer, and the Plan from the obligation to comply with the judgment, decree, or order.

          (d) Neither the Company, any Participating Employer, nor any Plan representative will be obligated to incur any cost to defend against or set aside any judgment, decree, or order relating to the division, attachment, garnishment, or execution of the Participant's Deferred Compensation Account or of any distribution therefrom. Notwithstanding the foregoing, if the Company, a Participating Employer, the Plan, or a Plan representative is joined in any such proceeding, a Plan representative will take such steps as it deems necessary and appropriate to protect the terms of the Plan.


     6.3 AMENDMENT, SUSPENSION, AND TERMINATION. The Company, in its sole and absolute discretion, at any time may amend, suspend, or terminate the Plan or any portion thereof in any manner and to any extent. Such amendment, suspension, or termination of the Plan will be final and binding on each Participating Employer unless objected to in writing by such Participating Employer within 30 days after written notice is received of such amendment, suspension, or termination. No amendment, suspension, or termination will alter or impair any then existing Deferred Compensation Accounts. Upon termination of the Plan, amounts credited to each Participant's Deferred Compensation Account will be paid at the Administrator's election (provided such election applies uniformly to all such Participants) in a single lump sum benefit (in cash or other property at the Administrator's election) either (a) at any time after 30 days following the termination of the Plan; or (b) at such time and in such event as are otherwise provided under this Plan.

     6.4 UNFUNDED OBLIGATION. The Plan is intended to be, and will be operated and administered so as to be, a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Neither the Company nor any Participating Employer will make any provision for funding or insuring the Deferred Compensation Accounts that would cause the Plan to be (a) a "funded" plan for purposes of Section 404(a)(5) of the Code or Title I of ERISA, or (b) other than an "unfunded and unsecured promise to pay money or property in the future" under Treasury Regulations Section 1.83-3(e). A Participant and his or her beneficiary will be treated as general, unsecured creditors of the Company and, if applicable, his or her Participating Employer at all times under the Plan. The Plan constitutes a mere promise by the Company to make the benefit payments as provided in the future. It is the intention of the Company that the Deferred Compensation Accounts be unfunded for tax purposes and for purposes of Title I of ERISA.

     The foregoing notwithstanding, the Company may establish a grantor trust described in Treasury Regulation Section 1.677(a)-(d) to accumulate funds to pay the Deferred Compensation Accounts, provided that the trust assets will be subject to the claims of the Company's general creditors and will be required to be used to satisfy the claims of the Company's general creditors in the event the Company or a Participating Employer is "insolvent" under the terms of such trust.

     6.5 NO RIGHT TO EMPLOYMENT OR OTHER BENEFITS. Nothing contained herein will be construed as conferring upon any Participant the right to continue in the employ of the Company or any Participating Employer. Any compensation deferred and any benefits paid under this Plan will be disregarded in computing benefits under any employee benefit plan of the Company or any Participating Employer.

     6.6  CLAIMS PROCEDURES.

          (a) (1) In the event benefits provided under this Plan are not timely paid, any Participant or, if the Participant is deceased, the Participant's designated beneficiary (the "CLAIMANT," which term will include the duly authorized representative of claimant) may file a claim requesting benefits under the Plan by submitting to the Administrator (or such officer or agent of the Company as the Administrator may designate for such purpose) a written statement setting out the general nature of the claim.

               (2) If a duly submitted claim is wholly or partly denied, notice of the denial will be furnished to the claimant within 60 days after receipt of the claim by the Administrator. Such notice will be given as provided in subparagraph 6.6(a)(3) hereunder, and if the claim has not been granted within 60 days of the submission of the claim, the claim will be deemed denied for the purposes hereof.

               (3) The Administrator will provide to every claimant whose duly submitted claim for benefits is denied, written notice setting forth in a manner calculated to be understood by the claimant:

                    (A)  The specific reason or reasons for the denial;

                    (B) Specific reference to pertinent Plan provisions on which the denial is based;

                    (C) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                    (D)  An explanation of the Plan's claim review procedure.

               Such notice will be sent by certified mail, return receipt requested, to the claimant's last known address.

          (b) (1) The Administrator will appoint a Claims Review Committee which will consist of any number of officers of the Company (other than the claimant), as the Administrator in its discretion will determine, to review and make decisions on claim denials. All decisions of the Claims Review Committee will be by majority vote.

               (2) Within 60 days after denial of a claim as herein provided, the claimant may request review of the denied claim by submitting a written request therefor to the Claims Review Committee, in the care of the Administrator.

               (3) After the request for a review of the claim denial has been submitted, and before issuance of the decision on review, the claimant may upon reasonable advance written notice review pertinent Plan documents during regular business hours at the Company's office; provided, however, that such Plan documents will not be considered to include any documents such as correspondence or memoranda between any agents or employees of the Company and any other persons or government agencies. At the option of the Claims Review Committee, the claimant may be given photocopies of pertinent Plan documents in lieu of a review of such documents at the Company's offices.

               (4) Within 30 days after the request for a review of the claim denial has been submitted, the claimant may submit issues and comments in writing to the Compensation Committee.

               (5) Upon request of the Claimant, or upon its own motion, the Compensation Committee may, but will not be required to, provide the claimant an opportunity for a hearing before the Compensation Committee.

               (6) Within 60 days after receipt of a request for review, the Compensation Committee will render its decision unless special circumstances (such as the need to hold a hearing) require an extension of time for processing the request for review, in which case a decision will be rendered as soon as possible, but in no event later than 120 days after receipt of the request for review.

               (7) The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specifically referencing pertinent Plan provisions on which the decision is based.

     6.7 INUREMENT. This Plan will be binding upon and inure to the benefit of the Company, each Participating Employer, their successors and assigns, the Participant, and his or her successors, heirs, executors, personal representatives, administrators and beneficiaries.

     6.8 NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan will be in writing, and will be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it will be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing will be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of change of address in the manner aforesaid.

     6.9 GOVERNING LAW. This Plan, and the rights of the parties hereunder, will be governed by and construed in accordance with the laws of the State of Kansas, without reference to the principles of conflict of laws.

     IN WITNESS WHEREOF, WADDELL & REED FINANCIAL, INC. has caused this Plan to be executed by its duly authorized officer, on the 31st day of December, 1998.

                              WADDELL & REED FINANCIAL, INC.



                               By:  /s/ Keith A. Tucker
                                   ------------------------------
                                   Keith A. Tucker,
                                   Chairman of the Board and
                                   Chief Executive Officer